EXHIBIT 23.3

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Post-Effective Amendment No.2 to Registration Statement No. 333-170570 on Form S-1 of our report dated March 30, 2009 relating to the financial statements of Adherex Technologies, Inc., which appear in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

CHARTERED ACCOUNTANTS, LICENSED PUBLIC ACCOUNTANTS

Ottawa, Canada

April 1, 2013